EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered into as of the 26th day of February, 2007 and shall be deemed to have been effective on the 27th day of February, 2007 (the “Effective Date”) by and between Joann Hu, an individual (the “Senior Financial Officer”, hereafter call “SFO” for short), and Harbin Electric Inc., a Nevada corporation (the “Company”).

RECITALS

The Company desires to employ the SFO and the SFO agrees to serve in the employ of the Company, all on the terms and conditions hereinafter provided.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties hereby agree as follows:

ARTICLE I
EMPLOYMENT

1.1   Employment. The Company hereby employs the SFO and the SFO hereby accepts employment by the Company upon the terms and conditions contained in this Agreement.

1.2   Office and Duties. The SFO shall serve the Company as senior financial officer of the Company. Subject to the direction of the management (or equivalent body) of the Company, the SFO, in her capacity as senior financial officer, shall (i) assist the management of the Company in doing the work related to the Company’s preparation of financial statements and compliance with its reporting requirements and any other duties reasonably related to the foregoing, (ii) assist the Company in work related to investor relations and (iii) perform such other duties as may be reasonably assigned to her by the management of the Company.

1.3   Commitment. Throughout the term of this Agreement, the SFO shall diligently and faithfully devote her efforts to the performance of her duties hereunder in a manner that will further the business and interests of the Company.

1.4   Term. The term of this Agreement shall commence on the Effective Date and shall continue for a period of 12 months until February 26, 2008, and thereafter on a month to month basis unless and until terminated upon no less than 30 days prior written notice by either the Company or the SFO. The period of time between the commencement and termination of this Agreement is referred to herein as the “Term.”

1.5   Compensation.

(a)   Salary. The Company shall pay the SFO as compensation a base salary of not less than $2,500 per month during the Term.

(b)   Restricted Stock Grant and Option Grant. The SFO shall be granted options (the “Options”) to purchase 25,000 shares of the Company’s common stock (the “Common Stock”) during each three (3) year period that the SFO continues to serve the Company in such capacity. Upon commencement of employment hereunder, the SFO shall be granted Options to purchase 25,000 shares of the Common Stock at an exercise price $12.40, the closing price on February 26, 2007. Provided that the SFO is employed by the Company on each applicable vesting date, the remaining Options shall vest quarterly on the last day of each calendar quarter (each a “Vesting Date”) commencing on March 31, 2007, over a three year period, with 2087 shares vesting on February 28, 2007 and 2083 shares vesting thereafter on each applicable Vesting Date.

(c)   Payment and Reimbursement of Expenses. Effective as of the date hereof, and for the remainder of the Term, the Company shall pay or reimburse the SFO for all reasonable travel, entertainment and other out-of-pocket expenses incurred by the SFO in performing her obligations under this Agreement, consistent with past practices; provided, that, the SFO properly accounts therefore in accordance with the Company’s expenses reimbursement policies.

ARTICLE II
RESTRICTIVE COVENANTS

2.1   Non-Competition. The SFO agrees that at all times while she is employed by the Company and, regardless of the reason for termination of her employment or this Agreement, for a period of 2 years thereafter (the “Restrictive Period”), unless the SFO is not paid all amounts due to her under this Agreement, she will not, directly or indirectly, approach, solicit business from, or otherwise do business or deal with any customer of the Company in connection with any product or service competitive to any provided by the Company.

2.2   Non-solicitation of Employees. During the Term and, unless the SFO is not paid all amounts due to her under this Agreement, the Restrictive Period, the SFO shall not in any manner, directly or indirectly(a) solicit, induce or encourage or attempt to solicit, induce or encourage, any employee of the Company to leave the Company, (b) hire any employee of the Company or (c) otherwise interfere with the Company’s employment relationship with any employee. The word “employee” in this Section 2.2 means any person who is or was employed by the Company or any of its affiliates at the time of, or within 180 days prior to, such solicitation, inducement, encouragement, hiring or interference.

2.3   Non-interference with Contract. During the Term and, unless the SFO is not paid all amounts due to her under this Agreement, the Restriction Period, other than in connection with, for the benefit of, or in furtherance of the Company’s business, the SFO shall not in any manner, directly or indirectly solicit, encourage or induce, or attempt to solicit, encourage or induce, any vendor, supplier or other third party with whom the Company is doing business or has a contract as of the date of termination, of her employment, to terminate such vendor’s, supplier’s or other third party’s business relationship or contract with the Company.

2.4   Confidentiality. The SFO recognizes that, by virtue of the SFO’s employment with the Company, the SFO will have access to Confidential Information (as defined below) relating to the Company’s business. The SFO agrees that such Confidential Information is a valuable asset, and if it were to be known or used by others engaged in a similar business, it would be harmful and detrimental to the Company’s interests. Accordingly, except as may be required or appropriate for the performance of the SFO’s duties in the normal course of business, or unless specifically authorized in writing by the management of the Company, the SFO shall not use or disclose, either during or after the Term, any Confidential Information, except for any Confidential Information required to be disclosed by law or to comply with a request by a court or governmental authority (pursuant to a subpoena or otherwise), but only if the SFO promptly notifies the Company of the required or requested disclosure so the Company may seek a protective order to prevent disclosure of such Confidential Information.

For purposes of this Agreement, “Confidential Information” shall mean any and all information relating to the business, finances, customers, clients and operations of the Company, whether obtained by or furnished to the SFO before or after the date hereof, and regardless of the manner in which it is obtained or furnished. Confidential Information does not include, however, information which: (a) is or becomes generally available to the public other than as a result of an impermissible disclosure by the SFO; (b) was known by or made available on a non-confidential basis to the SFO prior to her employment with the Company, or (c) becomes available to the SFO on a non-confidential basis from a Person other than the SFO who is not known by the SFO to be bound by a confidentiality agreement with or other obligation of secrecy to the Company.

2.5   Breach of Restrictive Covenants. The period of time during which the SFO is prohibited from engaging in business practices pursuant to the restrictive covenants set forth in Sections 2.1 through 2.3 shall be extended by the length of time during which the SFO is in breach of any such covenant.

2.6   Condition Precedent. So long as the Company is in compliance with its obligations under Section 1.5, the restrictive covenants set forth in Sections 2.1 through 2.5 are essential elements of this Agreement and enforceable by the Company, and, but for the agreement with SFO to comply with such covenants, the Company would not have entered into this Agreement. Such covenants are for the benefit of the Company and may be enforced by the Company and by any Person succeeding to the business of the Company pursuant to a merger or purchase of all or substantially all the assets or outstanding voting stock of the Company. Except as otherwise provided in the first sentence of this Section 2.6, such covenants by the SFO shall be construed as agreements independent of any other provision contained in this Agreement, and the existence of any claim or cause of action of the SFO against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants.

2.7   Injunctive Relief. The SFO acknowledges that the services to be rendered by Employee under this Agreement are extraordinary and unique and are vital to the success of the Company, and that damages at law shall be an insufficient remedy in the event that the SFO violates or threatens to violate any of the terms of Sections 2.1 through 2.5, and the Company shall be entitled, upon application to a court of competent jurisdiction, to seek injunctive relief (including temporary restraining orders) to enforce any or all of the provisions of said sections, without being required to show any actual damage or to post an injunction bond or other security. The foregoing injunctive relief shall be in addition to any other rights and remedies available under applicable laws.

ARTICLE III
MISCELLANEOUS

3.1   Notices. All notices, requests, demands and other communications required or permitted under this Agreement and the transactions contemplated herein shall be in writing or electronically and shall be deemed to have been duly sent, given, made and received when personally delivered, or when sent by confirmed telecopy or other electronic means or one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt, addressed as set forth below:

If to the SFO:

Joann Hu

Phone: 001-832-860-8490
Email: hu.joann@gmail.com

If to the Company:

Tian Fu Yang
c/o Harbin Electric, Inc.

Fax: 86-451-86116769
Phone: 86-451-86116757

Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this section for the giving of notice, which shall be effective only upon receipt.

3.2   Severability. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible.

3.3   Entire Agreement; Amendment. This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. This Agreement may not be modified or amended other than by an agreement in writing executed by the parties hereto.

3.4   Waiver. Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

3.5   Interpretation. The parties hereto acknowledge and agree that (i) each party and each party’s counsel have reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision, (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement, and (iii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party regardless of which party was generally responsible for the preparation of this Agreement.

3.6   Headings. The headings of paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

3.7   Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its principles of conflict of laws.

3.8   Survival. The covenants and agreements of the parties set forth in Article II are of a continuing nature and shall survive the expiration, termination or cancellation of this Agreement, regardless of the reason therefore and in a manner consistent with the applicable section.

3.9   Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective heirs, personal representatives, successors and assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the activities or assets of the Company. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all, of the business or assets of the Company, by written agreement in form and substance satisfactory to the SFO, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place; provided, however, that any such succession or assignment shall not relieve the Company from its continuing responsibility and liability for the complete payment and performance of all obligations owed to the SFO under this Agreement.

3.10   Forum Selection. Any litigation based hereon or arising out of, under or in connection with this Agreement, may be brought and maintained non-exclusively in the courts of the State of New York or in the United States District Court for the District of New York.

3.11   Counterparts. This Agreement may be executed in counterparts and multiple originals, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Company has caused this AGREEMENT to be executed by its duly authorized representative, and the SFO has signed this Agreement, all as of the day and year first above written.

HARBIN ELECTRIC INC.

By: _/s/ Tianfu Yang_________________

Title: _Chairman and CEO _____________

SFO

/s/ Joann Hu________________________
Joann Hu